ShoreTel Reports Financial Results for Second Quarter Fiscal Year 2014

27 Percent Cloud Revenue Growth Year-Over-Year;

9 Percent Premise Revenue Growth Year-Over-Year

SUNNYVALE, Calif., Jan. 23, 2014 /PRNewswire/ -- ShoreTel® (NASDAQ: SHOR), the leading provider of brilliantly simple phone systems and unified communications solutions, today announced financial results for the second quarter of its fiscal year 2014, which ended December 31, 2013.

(Logo: http://photos.prnewswire.com/prnh/20131118/MM19469LOGO)

For the second quarter of fiscal 2014, total revenue was $84.5 million, an increase of 13 percent compared to the second quarter of fiscal 2013. Non-GAAP net income, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments, for the second quarter of fiscal year 2014, was $3.2 million, or $0.05 per share. This compares with a non-GAAP net loss of $2.6 million, or $0.04 per share, in the second quarter of fiscal 2013. GAAP net loss was $0.9 million, or $0.02 per share, in the second quarter of fiscal 2014, compared with a GAAP net loss of $10.4 million, or $0.18 per share, in the second quarter of fiscal 2013.

"The positive second quarter results validate the ongoing value of our business model which led to our revenue growth, non-GAAP profitability and significant cash flow from operations," said Don Joos, president and CEO of ShoreTel. "We have strategically positioned the company for the growth opportunities in our industry and we remain focused on executing key initiatives including our enhanced channel partner program, sales team integration and product launches."

Second Quarter of Fiscal 2014 Financial Highlights

Recurring revenue, which consists of cloud monthly recurring revenue and premise support revenues, reached an annualized value of $126 million; an increase of 20 percent compared to the second quarter of fiscal 2013, and represented 37 percent of total revenues in the second quarter of fiscal 2014.

Non-GAAP gross margin, which excludes stock-based compensation charges, amortization of acquisition-related intangibles and other charges, for the second quarter of fiscal year 2014, was 60.7 percent, compared with 61.8 percent in the year-ago period. GAAP gross margin for the second quarter of fiscal year 2014 was 59.0 percent, compared with 58.8 percent in the second quarter of fiscal year 2013.

In the second quarter of fiscal 2014 the company generated free cash flow of $7.3 million consisting of $13.5 million in cash flow from operations less $6.2 million of capital expenditures. The company reduced its debt obligations down to $9 million and had $57.3 million in cash, cash equivalents and short-term investments as of December 31, 2013.

Line of Business Results

ShoreTel Sky

ShoreTel Sky hosted revenues of $21.7 million were up 27 percent year-over-year and 5 percent sequentially. Non-GAAP gross margins on hosted revenue were 39.8 percent in the second quarter of fiscal 2014, compared with 43.3 percent in the second quarter of fiscal 2013. The total number of installed customer seats increased 40 percent over the second quarter of fiscal 2013 to approximately 136,000. Annualized revenue churn remained slightly below 4 percent.

Premise Business

Premise revenues of $62.8 million were up 9 percent year-over-year and down 1 percent sequentially. Product revenues growth accelerated to 6 percent year-over-year and Support and Services revenues grew 18 percent year-over-year. Non-GAAP gross margins in the premise business were 67.9 percent in the second quarter of fiscal 2014, compared with 67.3 percent in the second quarter of fiscal 2013.

Selected Operational Metrics

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	12/31/13	09/30/13	06/30/13	03/31/13	12/31/12

Annual recurring revenue run rate (in millions)	$ 125.6	$ 121.1	$ 114.7	$ 108.3	$ 104.9

Cloud Monthly Average Revenue Per User (ARPU)	$ 45	$ 47	$ 49	$ 50	$ 53

Cloud Average # of Seats per Customer	44	43	44	43	41

Cloud Average Monthly Recurring Revenue Per Customer	$ 1,982	$ 2,040	$ 2,123	$ 2,131	$ 2,162

Cloud Monthly Revenue Churn Rate	0.3%	0.3%	0.3%	0.3%	0.3%

Total Company Headcount	925	932	965	957	965

Non-GAAP Gross Margin-Premise	67.9%	68.5%	67.8%	68.3%	67.3%

Non-GAAP Gross Margin-Hosted	39.8%	43.4%	39.1%	41.7%	43.3%

Business Highlights

ShoreTel Launches Enhancements to its Channel Partner Program

In January ShoreTel launched its enhancements to its channel partner program. Under the program many of ShoreTel's existing channel partners and new cloud partners complete product education and sales training related to ShoreTel's Sky products to prepare them to identify opportunities and sell ShoreTel's cloud solutions. Many partners also make commitments to achieve certain sales targets under agreed upon compensation plans.

The program is leveraging ShoreTel's experience with its mature channel partner network to attract customers that are larger and have more complex unified communications needs.

ShoreTel Integrates its Cloud and Premise Sales Teams

In January ShoreTel integrated its cloud and premise sales teams. In addition, certain members of the sales team now carry a cloud sales quota which is incremental to their premise quota. The increased coordination of the sales team and ShoreTel's channel partners further improves ShoreTel's ability to solve the unified communications needs of the company's total addressable market.

ShoreTel Appoints Mark Roberts as Chief Marketing Officer

In December, ShoreTel appointed Mark Roberts to be its new chief marketing officer. Roberts has more than 20 years of technology marketing experience and brings strong technology, channel and unified communications expertise to ShoreTel. As such, Roberts' background is complementary to ShoreTel's strategic direction and growth initiatives, and he will play an instrumental role in executing the company's plans. As ShoreTel's CMO, Roberts will lead the overall marketing strategy, product marketing, demand generation, branding and external communications.

ShoreTel Continues to Demonstrate its Industry Leadership and World Class Customer Service

ShoreTel's focus on its customers' primary needs was recognized by Frost & Sullivan, which named ShoreTel as North America's "Company of the Year for Unified Communications and Collaboration". The report cites ShoreTel's ability to help its customers improve productivity and accelerate business processes as catalysts for long-term and sustainable growth.

ShoreTel's analytic research indicates that our customers who have received the best customer experience spend at twice the level as other customers. For the six months ending December 31, 2013, ShoreTel once again earned a Net Promoter Score above the world class threshold.

Business Outlook

ShoreTel is providing the following outlook for its fiscal third quarter of 2014 ending March 31, 2014:

  Revenue is expected to be in the range of $80 million to $85 million.
  GAAP gross margin is expected to be in the range of 59 percent to 60 percent.  Non-GAAP gross margin, which excludes approximately $1.4 million in stock-based compensation charges, amortization of acquisition-related intangibles and other charges, is expected to be in the range of 61 percent to 62 percent.
  GAAP operating expenses are expected to be in the range of $50.5 million to $51.5 million. Non-GAAP operating expenses, which excludes approximately $2.5 million in stock-based compensation charges, amortization of acquisition-related intangibles and other charges are expected to be in the range of $48 million to $49 million.

Conference Call Information

The Company will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on Thursday, January 23, 2014. To access the conference call, dial +1-877-317-6789 for callers in the U.S. or + 1-412-317-6789 for international callers and provide the operator with the conference identification number of 10039017.

A live webcast will be available in the Investor Relations section of the Company's corporate website at http://ir.shoretel.com/ and an archived recording will be available beginning approximately two hours after the completion of the call. An audio telephonic replay of the conference call will also be available beginning approximately one hour after the completion of the call until January 31, 2014 by dialing +1-877-344-7529 for callers in the U.S. or +1-412-317-0088 for callers outside the U.S. and providing the conference identification number of 10039017.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax adjustments, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges and amortization charges related to acquisition-related intangible assets and the related tax adjustments, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Don Joos, statements regarding future growth and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, our ability to continue to grow our ShoreTel Sky business, market acceptance of cloud-based products, our ability to maintain our premise business in a profitable manner, supply and manufacturing risks, our ability to control costs as we expand our business, our ability to attract, retain and ramp new sales personnel, potentially longer sales cycles, uncertainties inherent in the product development cycle, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, the uncertain impact of global economic conditions, including impact on customers' purchasing decisions, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2013, and in its Form 10-Q for the quarter ended September 30, 2013.

Related Links & Conversation

  Subscribe to ShoreTel's blog.
  Follow ShoreTel on Twitter and Facebook.
  Read ShoreTel Customer Success Stories.
  Bookmark this Unified Communications Glossary.
  #ShoreTel, #UC.

About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a leading provider of brilliantly simple IP phone systems and unified communications solutions. Its award-winning on-premises IP-PBX solution and cloud-based hosted phone system eliminate complexity and improve productivity. Recognized for its industry-leading customer experience and support, ShoreTel's innovative business phones, application integration, collaboration tools, mobility, and contact center applications enable users to communicate and collaborate no matter the time, place or device, with minimal demand on IT resources. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit www.shoretel.com.

ShoreTel, ShoreTel Sky and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries. All other trademarks, trade names and service marks herein are the property of their respective owners.

(Tables follow)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)
	As of	As of
	December 31,	June 30,
	2013	2013

ASSETS
Current assets:
Cash and cash equivalents	$ 52,226	$ 43,775
Short-term investments	5,080	7,501
Accounts receivable - net	30,838	37,118
Inventories	19,282	18,891
Indemnification asset	6,151	6,277
Prepaid expenses and other current assets	5,897	6,417
Total current assets	119,474	119,979

Property and equipment - net	19,333	15,625
Goodwill	122,750	122,750
Intangible assets	33,069	38,138
Other assets	3,088	3,295
Total assets	$ 297,714	$ 299,787

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 14,337	$ 9,790
Accrued liabilities and other	15,161	17,766
Accrued employee compensation	15,321	13,159
Accrued taxes and surcharges	11,100	11,312
Purchase consideration	3,684	3,577
Deferred revenue	43,889	39,692
Total current liabilities	103,492	95,296

Line of credit - net	9,048	29,004
Long-term deferred revenue	16,790	15,294
Other long-term liabilities	3,693	4,053
Total liabilities	133,023	143,647

Stockholders' equity:

Common stock	332,784	322,258
Accumulated deficit	(168,093)	(166,118)
Total stockholders' equity	164,691	156,140

Total liabilities and stockholders' equity	$ 297,714	$ 299,787

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenue:
Product	$46,557	$ 43,769	$94,239	$ 89,603
Hosted and related services	21,719	17,087	42,458	32,749
Support and services	16,209	13,780	32,075	27,268
Total revenue	84,485	74,636	168,772	149,620
Cost of revenue:
Product	16,341	15,069	32,637	30,856
Hosted and related services	14,078	11,400	26,611	20,542
Support and services	4,207	4,279	8,489	8,468
Total cost of revenue	34,626	30,748	67,737	59,866
Gross profit	49,859	43,888	101,035	89,754
Gross profit %	59.0%	58.8%	59.9%	60.0%

Operating expenses:
Research and development	12,281	12,195	25,561	26,148
Sales and marketing	27,355	31,739	55,021	62,495
General and administrative	10,398	9,292	21,027	17,887
Total operating expenses	50,034	53,226	101,609	106,530
Loss from operations	(175)	(9,338)	(574)	(16,776)
Other income (expense), net	(539)	(926)	(966)	(1,328)
Loss before provision for income tax	(714)	(10,264)	(1,540)	(18,104)
Provision for income tax	226	90	435	287
Net loss	$ (940)	$(10,354)	$ (1,975)	$(18,391)
Net loss per share:
Basic and diluted	$ (0.02)	$ (0.18)	$ (0.03)	$ (0.32)

Shares used in computing net loss per share:
Basic and diluted	60,809	58,566	60,177	58,376

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
	2013		2012		2013		2012
GAAP Premise gross profit	$ 42,218		$ 38,201		$ 85,188		$ 77,547
Share-based compensation expense	142	(a)	273	(a)	418	(a)	530	(a)
Amortization of acquisition-related intangibles	268	(b)	260	(b)	537	(b)	520	(b)
Severance and other	-	(c)	-	(c)	-	(c)	2	(c)
Non-GAAP Premise gross profit	$ 42,628		$ 38,734		$ 86,143		$ 78,599
Non-GAAP Premise gross margin	67.9%		67.3%		68.2%		67.3%

GAAP Hosted gross profit	$ 7,641		$ 5,687		$ 15,847		$ 12,207
Share-based compensation expense	183	(a)	40	(a)	232	(a)	78	(a)
Amortization of acquisition-related intangibles	817	(b)	749	(b)	1,566	(b)	1,498	(b)
Severance and other	-	(c)	-	(c)	-	(c)	8	(c)
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(g)	927	(g)	-	(g)	927	(g)
Non-GAAP Hosted gross profit	$ 8,641		$ 7,403		$ 17,645		$ 14,718
Non-GAAP Hosted gross margin	39.8%		43.3%		41.6%		44.9%

GAAP total gross profit	$ 49,859		$ 43,888		$ 101,035		$ 89,754
Share-based compensation expense	325	(a)	313	(a)	650	(a)	608	(a)
Amortization of acquisition-related intangibles	1,085	(b)	1,009	(b)	2,103	(b)	2,018	(b)
Severance and other	-	(c)	-	(c)	-	(c)	10	(c)
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(g)	927	(g)	-	(g)	927	(g)
Non-GAAP total gross profit	$ 51,269		$ 46,137		$ 103,788		$ 93,317
Non-GAAP total gross margin	60.7%		61.8%		61.5%		62.4%

GAAP loss from operations	$ (175)		$ (9,338)		$ (574)		$ (16,776)
Share-based compensation expense	2,083	(a)	3,499	(a)	4,197	(a)	6,852	(a)
Amortization of acquisition-related intangibles	1,974	(b)	1,898	(b)	3,881	(b)	3,796	(b)
Severance and Other	-	(c)	-	(c)	1,019	(c)	382	(c)
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(g)	1,875	(g)	-	(g)	1,875	(g)
Non-GAAP income (loss) from operations	$ 3,882		$ (2,066)		$ 8,523		$ (3,871)

GAAP net loss	$ (940)		$ (10,354)		$ (1,975)		$ (18,391)
Share-based compensation expense	2,083	(a)	3,499	(a)	4,197	(a)	6,852	(a)
Amortization of acquisition-related intangibles	1,974	(b)	1,898	(b)	3,881	(b)	3,796	(b)
Severance and Other	-	(c)	-	(c)	1,019	(c)	382	(c)
Interest charge from change in fair value of purchase consideration	54	(d)	465	(d)	107	(d)	653	(d)
Deferred tax benefit (provision) arising from tax impact of above items	55	(e)	2	(e)	16	(e)	145	(e)
Prior quarter charge for change in estimate of sales, use and telecommunications tax	-	(g)	1,875	(g)	-	(g)	1,875	(g)
Non-GAAP net income (loss)	$ 3,226		$ (2,615)		$ 7,245		$ (4,688)

Non-GAAP net income (loss) per share:
Basic	$ 0.05		$ (0.04)		$ 0.12		$ (0.08)
Diluted (f)	$ 0.05		$ (0.04)		$ 0.12		$ (0.08)

Shares used in computing net income (loss) per share:
Basic	60,809		58,566		60,177		58,376
Diluted (f)	62,999		58,566		61,651		58,376

SHORETEL, INC.
GAAP TO NON-GAAP RECONCILIATION FOOTNOTES
(Amounts in thousands)
(Unaudited)

		Three Months Ended		Six Months Ended
		December 31,		December 31,
		2013	2012	2013	2012
(a)	Stock-based compensation included in:
	Cost of product revenue	$ 16	$ 34	$ 45	$ 84
	Cost of hosted and related services revenue	183	40	232	78
	Cost of support and services revenue	126	239	373	446
	Research and development	402	919	966	1,978
	Sales and marketing	510	1,073	1,054	1,935
	General and administrative	846	1,194	1,527	2,331
		$ 2,083	$ 3,499	$ 4,197	$ 6,852

(b)	Amortization of acquisition-related intangibles included in:
	Cost of product revenue	$ 268	$ 260	$ 537	$ 520
	Cost of hosted and related services	817	749	1,566	1,498
	Sales and marketing	851	851	1,703	1,702
	General and administrative	38	38	75	76
		$ 1,974	$ 1,898	$ 3,881	$ 3,796

(c)	Severance and other expense included in:
	Cost of hosted and related services	$ -	$ -	$ -	$ 8
	Cost of support and services revenue	-	-	-	2
	Research and development	-	-	674	99
	Sales and marketing	-	-	172	235
	General and administrative	-	-	173	38
		$ -	$ -	$ 1,019	$ 382

(d)	Interest charge from change in fair value of purchase consideration included in Other Expense	$ 54	$ 465	$ 107	$ 653

(e)	The deferred tax benefit (provision) arising from acquisition and tax impact of the items which are excluded in (a) to (d) above.

(f)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

(g)	Prior quarter charge for change in estimate of sales, use and telecommunications tax recognized in the current quarter:
	Cost of hosted and related services	$ -	$ 927	$ -	$ 927
	General and administrative	-	948	-	948
		$ -	$ 1,875	$ -	$ 1,875

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q3 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	March 31, 2014

	High	Low
GAAP gross profit %	60.0%	59.0%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	2.0%	2.0%
Non-GAAP gross profit %	62.0%	61.0%

Total GAAP operating expenses	$51,500	$50,500
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	(2,500)	(2,500)
Total non-GAAP operating expenses	$49,000	$48,000

Investor Contact:
Barry Hutton
Director, Investor Relations
408-962-2573
bhutton@shoretel.com